Exhibit 99.1
TriNet Announces Third Quarter 2017 Results
6% Growth in GAAP Total Revenues and 28% Growth in Net Service Revenues for the Third Quarter
194% Growth in GAAP Net Income and 94% Growth in Adjusted Net Income for the Third Quarter

SAN LEANDRO, Calif. — November 2, 2017 — TriNet Group, Inc. (NYSE: TNET), a leading provider of comprehensive human resources solutions for small to midsize businesses, today announced financial results for the third quarter ended September 30, 2017.
Third quarter highlights include:

•	GAAP Total revenues increased 6% to $819.3 million, while Net Service Revenues increased 28% to $205.9 million, each as compared to the same period last year.

•	GAAP Net income was $42.8 million, or $0.60 per diluted share, compared to net income of $14.6 million, or $0.20 per diluted share, in the same period last year.

•	Adjusted Net Income was $40.3 million, or $0.56 per diluted share, compared to Adjusted Net Income of $20.8 million, or $0.29 per diluted share, in the same period last year.

•	Adjusted EBITDA was $80.3 million, a 77% increase from the same period last year.

•	Total WSEs at September 30, 2017 decreased 3% from September 30, 2016, to approximately 325,000.

•	Average WSEs decreased 2% as compared to the same period last year, to approximately 324,000.
“We delivered strong financial results during the third quarter as we continued to execute our strategic operational plan,” said Burton M. Goldfield, TriNet’s President and CEO.  “By pairing our technology platform with our deep industry-specific knowledge, we are developing tailored vertical products that provide our clients with an exceptional HR experience.  We remain focused on leveraging our scale for the benefit of our clients, while maximizing our ability to deliver profitable growth for our shareholders.”
GAAP Total revenues for the third quarter of 2017 increased 6% from the third quarter of 2016 to $819.3 million, while Net Service Revenues increased 28% from the third quarter of 2016 to $205.9 million. For the third quarter of 2017, Net Service Revenues consisted of professional service revenues of $112.5 million and Net Insurance Service Revenues of $93.4 million. Net Insurance Service Revenues for the third quarter of 2017 consisted of insurance service revenues of $706.8 million, less insurance costs of $613.4 million. Professional service revenues for the third quarter of 2017 increased 2%, and Net Insurance Service Revenues increased 85%, in each case, compared to the third quarter of 2016.
At September 30, 2017, TriNet had cash and cash equivalents of $263.5 million and total debt of $431.6 million.

Quarterly Report on Form 10-Q

We anticipate filing our Quarterly Report on Form 10-Q (“Form 10-Q”) for the three and nine months ended September 30, 2017 today, November 2, 2017, and it will be available at www.trinet.com. This press release should be read in conjunction with the Form 10-Q and the related Notes to Condensed Consolidated Financial Statements and Management's Discussion and Analysis of Financial Condition and Results of Operations contained in the Form 10-Q.

Earnings Conference Call and Audio Webcast
TriNet will host a conference call at 2:00 p.m. PT (5:00 p.m. ET) today to discuss its quarterly results and its outlook for the third quarter and full year 2017. TriNet encourages participants to pre-register for the conference call. Callers who pre-register will be given a unique PIN to gain immediate access to the call and bypass the live operator. To pre-register, go to: http://dpregister.com/10111852. For those who would like to join the call but have not pre-registered, they can do so by dialing +1 (412) 317-5426 and requesting the “TriNet Conference Call.” The live webcast of the conference call can be accessed on the Investor Relations section of TriNet’s website at http://investor.trinet.com. A replay of the webcast will be available on this site for approximately one year. A telephonic replay will be available for one week following the conference call at +1 (412) 317-0088 conference ID: 10111852.
About TriNet
TriNet is a leading provider of a comprehensive human resources solutions for small to midsize businesses, or SMBs. We enhance business productivity by enabling our clients to outsource their human resources, or HR, function to a single strategic partner, which allows them to focus on operating and growing their core businesses. Our HR solutions include services such as payroll processing, human capital consulting, employment regulation compliance and employee benefits, including health insurance, retirement plans and workers' compensation insurance. Our services are delivered by our expert team of HR professionals and enabled by our technology platform, with online and mobile tools, which allows our clients and their employees to efficiently conduct their HR transactions anytime and anywhere. For more information, please visit http://www.trinet.com.
Use of Non-GAAP Financial Measures
Reconciliations of non-GAAP financial measures to TriNet’s financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled “Non-GAAP Financial Measures.”
Forward-Looking Statements
This press release contains, and statements made during the above referenced conference call will contain, statements that are not historical in nature, are predictive in nature, or that depend upon or refer to future events or conditions or otherwise contain forward-looking statements including, among other things, TriNet’s expectations regarding: its ability to execute its strategic operational plan, its ability to successfully leverage its scale and its ability to deliver profitable growth. These statements are not guarantees of future performance, but are based on management’s expectations as of the date hereof and assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from our current expectations and any past or future results, performance or achievements.
Important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements include: risks associated with changes in, uncertainty regarding, or adverse application of complex laws and regulations that govern our business; our ability to be recognized as an employer of worksite employees under federal and state regulations; our ability to maintain the security of our information technology (IT) infrastructure against cyber-attacks and security breaches; our ability to manage unexpected changes in workers’ compensation and health insurance claims by worksite employees; unexpected changes in the state and federal unemployment tax rates applicable to our clients; fluctuation in our results of operation as a result of numerous factors, many of which are outside of our control, such as the volume and severity of our workers’ compensation and health insurance claims; failures or limitations in our business systems; our ability to remediate the material weaknesses in our internal controls over financial reporting; our ability to effectively acquire and integrate new businesses; the effects of volatility in the financial and economic environment on small and mid-sized businesses; our ability to effectively manage our growth; the effects of increased competition and our ability to compete effectively; market acceptance of our vertical strategy; the outcome of existing and future legal proceedings; changes in our income tax positions or adverse outcomes from on-going and future audits; adverse changes in our relationships with key vendors, in particular our benefit and workers’ compensation carriers; our ability to manage client attrition; and our ability to comply with the restrictions of our credit facility and meet our debt obligations.

Further information on risks that could affect TriNet’s results is included in our filings with the U.S. Securities and Exchange Commission (SEC), including our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the SEC, which are available on our investor relations website at http://investor.trinet.com and on the SEC website at www.sec.gov. Copies of these filings are also available by contacting TriNet Corporation's Investor Relations Department at (510) 875-7201. Except as required by law, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements in this press release, and any forward-looking statements in this press release speak only as of the date of this press release. In addition, we do not assume any obligation, and do not intend, to update any of our forward-looking statements, except as required by law.

Contacts:
Investors:	Media:
Alex Bauer	Fatima Afzal
TriNet	TriNet
Investorrelations@TriNet.com	Fatima.Afzal@TriNet.com
(510) 875-7201	(510) 875-7265
TriNet, Ambitions Realized and the TriNet logo are registered trademarks of TriNet.

FINANCIAL HIGHLIGHTS

Key Financial and Operating Metrics
We regularly review certain key financial and operating metrics to evaluate growth trends, measure our performance and make strategic decisions. These key financial and operating metrics may change over time. Our key financial and operating metrics for the periods presented were as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,		Percent Change
(in thousands, except per share and operating metrics data)	2017	2016	2017	2016	Q3 2017 vs. 2016	YTD 2017 vs. 2016
Income Statement Data:
Total revenues	$819,293	$770,457	$2,427,444	$2,249,242	6%	8%
Operating income	62,759	28,972	169,081	81,241	117	108
Net income	42,836	14,581	111,524	38,440	194	190
Diluted net income per share of common stock	0.60	0.20	1.57	0.53	200	196
Non-GAAP measures (1):
Net Service Revenues (1)	205,896	161,035	605,870	473,458	28	28
Net Insurance Service Revenues (1)	93,366	50,542	264,577	140,969	85	88
Adjusted EBITDA (1)	80,283	45,399	215,998	130,154	77	66
Adjusted Net income (1)	40,297	20,800	108,565	59,798	94	82

Operating Metrics:
Total WSEs payroll and payroll taxes processed (in millions)	8,061	7,703	25,835	24,916	5%	4%
Total WSEs at period end	325,138	333,778	325,138	333,778	(3)	(3)
Average WSEs	324,043	331,652	325,347	324,652	(2)	—

(1)	Refer to Non-GAAP Financial Measures section below for definitions and reconciliations from GAAP measures.

	Nine Months Ended September 30,		Percent
(in thousands, except operating metrics data)	2017	2016	Change
Cash Flow Data:
Net cash provided by operating activities	158,951	80,699	97%
Net cash used in investing activities	(14,763)	(17,411)	(15)
Net cash used in financing activities	(65,063)	(68,998)	(6)

(in thousands)	September 30, 2017	December 31, 2016	Percent Change
Balance Sheet Data:
Cash and cash equivalents	$263,527	$184,004	43%
Working capital	186,842	156,771	19
Total assets	1,836,925	2,095,143	(12)
Notes and capital leases payable	431,690	459,054	(6)
Total liabilities	1,705,066	2,060,553	(17)
Total stockholders’ equity	131,859	34,590	281

FINANCIAL STATEMENTS

TRINET GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except share and per share data)	2017	2016	2017	2016
Professional service revenues	$112,530	$110,493	$341,293	$332,489
Insurance service revenues	706,763	659,964	2,086,151	1,916,753
Total revenues	819,293	770,457	2,427,444	2,249,242
Insurance costs	613,397	609,422	1,821,574	1,775,784
Cost of providing services (exclusive of depreciation and amortization of intangible assets)	49,989	50,142	157,264	139,881
Sales and marketing	44,407	41,470	139,538	133,978
General and administrative	28,505	22,477	82,031	69,078
Systems development and programming	11,182	8,124	33,637	20,970
Amortization of intangible assets	1,300	4,662	3,966	14,647
Depreciation	7,754	5,188	20,353	13,663
Total costs and operating expenses	756,534	741,485	2,258,363	2,168,001
Operating income	62,759	28,972	169,081	81,241
Other income (expense):
Interest expense and bank fees	(5,425)	(5,597)	(15,030)	(15,677)
Other, net	770	313	1,192	434
Income before provision for income taxes	58,104	23,688	155,243	65,998
Income tax expense	15,268	9,107	43,719	27,558
Net income	$42,836	$14,581	$111,524	$38,440
Other comprehensive income, net of tax	151	(125)	231	300
Comprehensive income	$42,987	$14,456	$111,755	$38,740

Net income per share:
Basic	$0.62	$0.21	$1.62	$0.55
Diluted	$0.60	$0.20	$1.57	$0.53
Weighted average shares:
Basic	69,498,218	70,187,989	69,016,054	70,478,266
Diluted	71,499,591	71,964,603	71,138,743	72,126,060

FINANCIAL STATEMENTS

TRINET GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in thousands)	September 30, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$263,527	$184,004
Restricted cash and cash equivalents	15,445	14,569
Prepaid income taxes	—	42,381
Prepaid expenses	11,013	10,784
Other current assets	2,360	2,145
Worksite employee related assets	941,213	1,281,471
Total current assets	1,233,558	1,535,354
Workers' compensation collateral receivable	39,931	31,883
Restricted cash, cash equivalents and investments	160,207	130,501
Property and equipment, net	68,470	58,622
Goodwill	289,207	289,207
Other intangible assets, net	27,108	31,074
Other assets	18,444	18,502
Total assets	$1,836,925	$2,095,143
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$28,995	$22,541
Accrued corporate wages	31,814	30,937
Notes and capital leases payable, net	36,718	36,559
Other current liabilities	14,321	12,551
Worksite employee related liabilities	934,868	1,275,995
Total current liabilities	1,046,716	1,378,583
Notes and capital leases payable, net, noncurrent	394,972	422,495
Workers' compensation loss reserves	157,999	159,301
Deferred income taxes	90,845	92,373
Other liabilities	14,534	7,801
Total liabilities	1,705,066	2,060,553
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock and additional paid-in capital	567,971	535,132
Accumulated deficit	(435,739)	(499,938)
Accumulated other comprehensive loss	(373)	(604)
Total stockholders’ equity	131,859	34,590
Total liabilities and stockholders’ equity	$1,836,925	$2,095,143

FINANCIAL STATEMENTS

TRINET GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended September 30,
(in thousands)	2017	2016
Operating activities
Net income	$111,524	$38,440
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	26,177	27,810
Stock-based compensation	21,406	20,169
Changes in operating assets and liabilities:
Restricted cash and cash equivalents	(45,570)	(31,409)
Prepaid income taxes	42,448	386
Prepaid expenses and other current assets	(961)	(5,253)
Workers' compensation collateral receivable	(8,048)	(11,374)
Other assets	925	438
Accounts payable	5,505	4,538
Accrued corporate wages and other current liabilities	2,331	4,548
Workers' compensation loss reserves and other non-current liabilities	3,574	33,510
Worksite employee related assets	340,767	525,841
Worksite employee related liabilities	(341,127)	(526,945)
Net cash provided by operating activities	158,951	80,699
Investing activities
Acquisitions of businesses	—	(300)
Purchases of marketable securities	—	(14,959)
Proceeds from maturity of marketable securities	14,447	25,790
Acquisitions of property and equipment	(29,210)	(27,942)
Net cash used in investing activities	(14,763)	(17,411)
Financing activities
Repurchase of common stock	(39,347)	(43,747)
Proceeds from issuance of common stock on exercised options	8,678	3,584
Proceeds from issuance of common stock on employee stock purchase plan	2,441	2,304
Awards effectively repurchased for required employee withholding taxes	(8,100)	(2,672)
Proceeds from issuance of notes payable	—	57,978
Payments for extinguishment of debt	—	(57,563)
Repayment of notes and capital leases payable	(28,735)	(27,506)
Payment of debt issuance costs	—	(1,376)
Net cash used in financing activities	(65,063)	(68,998)
Effect of exchange rate changes on cash and cash equivalents	398	90
Net increase in cash and cash equivalents	79,523	(5,620)
Cash and cash equivalents at beginning of period	184,004	166,178
Cash and cash equivalents at end of period	$263,527	$160,558

Supplemental disclosures of cash flow information
Interest paid	$12,186	$11,651
Income taxes paid (refunded), net	(138)	27,650
Supplemental schedule of noncash investing and financing activities
Payable for purchase of property and equipment	$2,450	$1,363

NON-GAAP FINANCIAL MEASURES

Non-GAAP Financial Measures
In addition to financial measures presented in accordance with GAAP, we monitor other non-GAAP financial measures that we use to manage our business, make planning decisions, allocate resources and as performance measures in our executive compensation plan. These key financial measures provide an additional view of our operational performance over the long term and provide useful information that we use in order to maintain and grow our business.
The presentation of these non-GAAP financial measures is used to enhance the understanding of certain aspects of our financial performance. It is not meant to be considered in isolation, superior to, or as a substitute for the directly comparable financial measures prepared in accordance with GAAP.

NON-GAAP FINANCIAL MEASURES

Non-GAAP Measure	Definition	How We Use The Measure
Net Service Revenues	• Sum of professional service revenues and Net Insurance Service Revenues, or total revenues less insurance costs.
• Provides a comparable basis of revenues on a net basis. Professional service revenues are represented net of client payroll costs whereas insurance service revenues are presented gross of insurance costs for financial reporting purposes.
• Acts as the basis to allocate resources to different functions and evaluates the effectiveness of our business strategies by each business function.
• Provides a measure, among others, used in the determination of incentive compensation for management.

Net Insurance Service Revenues	• Insurance revenues less insurance costs.
• Is a component of Net Service Revenues.
• Provides a comparable basis of revenues on a net basis. Professional service revenues are represented net of client payroll costs whereas insurance service revenues are presented gross of insurance costs for financial reporting purposes. Promotes an understanding of our insurance services business by evaluating insurance service revenues net of our WSE related costs which are substantially pass-through for the benefit of our WSEs. Under GAAP, insurance service revenues and costs are recorded gross as we have latitude in establishing the price, service and supplier specifications.

Adjusted EBITDA	• Net income, excluding the effects of: - income tax provision, - interest expense, - depreciation, - amortization of intangible assets, and - stock-based compensation expense.
• Provides period-to-period comparisons on a consistent basis and an understanding as to how our management evaluates the effectiveness of our business strategies by excluding certain non-cash charges such as depreciation and amortization, and stock-based compensation recognized based on the estimated fair values. We believe these charges are not directly resulting from our core operations or indicative of our ongoing operations.
• Enhances comparisons to prior periods and, accordingly, facilitates the development of future projections and earnings growth prospects.
• Provides a measure, among others, used in the determination of incentive compensation for management.

Adjusted Net Income
• Net income, excluding the effects of:
- effective income tax rate(1),
- stock-based compensation,
- amortization of intangible assets,
- non-cash interest expense(2), and
- the income tax effect (at our effective tax rate(1)) of these pre-tax adjustments.

• Provides information to our stockholders and board of directors to understand how our management evaluates our business, to monitor and evaluate our operating results, and analyze profitability of our ongoing operations and trends on a consistent basis by excluding certain non-cash charges.

(1)
We have adjusted the non-GAAP effective tax rate to 40.5% for 2017 from 42.5% for 2016, due to a decrease in state income taxes from an increase in excludable income for state income tax purposes. These non-GAAP effective tax rates exclude the income tax impact from stock-based compensation and changes in uncertain tax positions.

(2)	Non-cash interest expense represents amortization and write-off of our debt issuance costs.

NON-GAAP FINANCIAL MEASURES

Reconciliation of GAAP to Non-GAAP Measures

The table below presents a reconciliation of Total revenues to Net Service Revenues:

	Three Months Ended September 30,		Change 2017 vs. 2016		Nine Months Ended September 30,		Change 2017 vs. 2016
(in thousands)	2017	2016	$	%	2017	2016	$	%
Total revenues	$819,293	$770,457	$48,836	6%	$2,427,444	$2,249,242	$178,202	8%
Less: Insurance costs	613,397	609,422	3,975	1	1,821,574	1,775,784	45,790	3
Net Service Revenues	$205,896	$161,035	$44,861	28%	$605,870	$473,458	$132,412	28%
The table below presents a reconciliation of Insurance service revenues to Net Insurance Service Revenues:

	Three Months Ended September 30,		Change 2017 vs. 2016		Nine Months Ended September 30,		Change 2017 vs. 2016
(in thousands)	2017	2016	$	%	2017	2016	$	%
Insurance service revenues	$706,763	$659,964	$46,799	7%	$2,086,151	$1,916,753	$169,398	9%
Less: Insurance costs	613,397	609,422	3,975	1	1,821,574	1,775,784	45,790	3
Net Insurance Service Revenues	$93,366	$50,542	$42,824	85%	$264,577	$140,969	$123,608	88%

The table below presents a reconciliation of Net income to Adjusted EBITDA:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2017	2016	2017	2016
Net income	$42,836	$14,581	$111,524	$38,440
Provision for income taxes	15,268	9,107	43,719	27,558
Stock-based compensation	7,700	6,264	21,406	20,169
Interest expense and bank fees	5,425	5,597	15,030	15,677
Depreciation	7,754	5,188	20,353	13,663
Amortization of intangible assets	1,300	4,662	3,966	14,647
Adjusted EBITDA	$80,283	$45,399	$215,998	$130,154
The table below presents a reconciliation of Net income to Adjusted Net Income and Adjusted Net Income per share - diluted:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2017	2016	2017	2016
Net income	$42,836	$14,581	$111,524	$38,440
Effective income tax rate adjustment	(8,264)	(960)	(19,154)	(491)
Stock-based compensation	7,700	6,264	21,406	20,169
Amortization of intangible assets	1,300	4,662	3,966	14,647
Non-cash interest expense	622	1,559	1,846	3,183
Income tax impact of pre-tax adjustments	(3,897)	(5,306)	(11,023)	(16,150)
Adjusted Net Income	$40,297	$20,800	$108,565	$59,798
GAAP Weighted average shares of common stock - diluted	71,500	71,965	71,139	72,126
Adjusted Net Income per share - diluted	$0.56	$0.29	$1.53	$0.83